Exhibit 9(v) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K


                          AMENDMENT NO. 1 TO SCHEDULE A
             FUND ACCOUNTING AND SHAREHOLDER RECORDKEEPING AGREEMENT


         This Amendment No. 1 to Schedule A of the Fund Accounting and Shareholder Recordkeeping Agreement is made and entered into as of April 1, 1994 by and between the SouthTrust Vulcan Funds (the "Trust"), a Massachusetts business trust, and Federated Administrative Services, assignee of Federated Services Company ("Services"), a Delaware business trust.

         WHEREAS, the Trust and Services entered into a Fund Accounting and Shareholder Recordkeeping Agreement dated April 2, 1993 (the "Agreement"); and

         WHEREAS, the Trust and Services have agreed to amend the Agreement in certain respects;

         NOW THEREFORE, the parties intending to be legally bound agree as follows:

         1. Schedule A to the Agreement is amended by deleting the Schedule A in its entirety and replacing it with the following:


                                                    SCHEDULE A
                                                  Fund Accounting
                                                   Fee Schedule

Annual Fees for Portfolio Record Keeping/Fund Accounting Services

       First $100 Million                           3.0 Basis Points
       $100 Million - $300 Million                  2.0 Basis Points
       $300 Million - $500 Million                  1.0 Basis Points
       Over $500 Million                            0.5 Basis Points
Fund Minimum                                             $39,000
Additional Class of Shares                               $12,000
                       (Plus pricing charges and other out-of-pocket expenses)

         WITNESS the due execution hereof this November 1, 1996.

Attest:                          SOUTHTRUST VULCAN FUNDS



/s/ Peter J. Germain             By:/s/ C. Christine Thomson
Secretary                           Vice President


Attest:                          FEDERATED ADMINISTRATIVE SERVICES
                                 (assignee of Federated Services Company)



/s/ Thomas J. Ward               By:/s/ Douglas L. Hein
Secretary                             Senior Vice President